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EXHIBIT 20.03 -- FORM OF INVESTMENT REPRESENTATION LETTER

                                    EXHIBIT B
                        INVESTMENT REPRESENTATION LETTER


EZConnect, Inc.
6009 South Redwood Road
Salt Lake City, Utah  84123

     Re: Acquisition of Shares of Series A Convertible Preferred Stock of EZConnect, Inc.

Ladies and Gentlemen:

     In connection with the acquisition by the undersigned of _________________ shares of Series A Preferred Stock of EZConnect, Inc. (the "Preferred Stock"), the undersigned represents that the Preferred Stock and the Common Stock of EZConnect, Inc. into which the Preferred Stock may be converted (collectively, "the Securities") are being acquired without a view to, or for, resale in connection with, any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the "Securities Act"), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

     The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act.

     The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration requirements is available; the issuer is under no obligation to register the Securities under the Securities Act except as may be expressly agreed to by it in writing; the issuer's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificates representing the Securities will bear legends in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REQUIREMENTS.

     The issuer may refuse to register transfer of the Securities in the absence of compliance with rule 144 promulgated under the Securities Act unless the undersigned furnishes the issuer with a "no action" or interpretative letter from the Securities and Exchange Commission or an

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opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as set forth herein. The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

Very truly yours,


Dated: ______________________



_____________________________________
Signature

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Signature of Joint Subscriber, if Any

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Please Print Name(s)

_____________________________________
Street Address

_____________________________________
City, State and Zip Code

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Social Security of Taxpayer I.D. Number